Investor Contact:	Company Contact:
Berkman Associates (310) 826-5051 info@BerkmanAssociates.com	Alan Magerman (760) 448 — 9700 xenonics@xenonics.com

Xenonics Reports Fiscal 2007 Second Quarter Results

SuperVisionTM Production and Shipments Accelerate
As Demand Exceeds Expectations

CARLSBAD, CALIFORNIA — May 14, 2007 — XENONICS HOLDINGS, INC. (AMEX:XNN), a leader in advanced illumination and low light viewing technologies, today announced financial results for the second quarter and first half of fiscal 2007, and provided an update on its progress in the commercial launch of its proprietary new SuperVisionTM night vision device.

“We are ramping production of SuperVision to meet demand for this exciting new product that is exceeding our expectations. Following modest initial shipments in March and April, we expect to ship more than 1,000 units in May. We expect to increase the pace to at least 2,000 units in June as we improve our manufacturing process. We expect SuperVision sales to have a substantial positive impact on our financial performance beginning in the current quarter,” said Chairman Alan Magerman.

For a video demonstration of SuperVision’s world-class technical performance, visit Xenonics’ website, www.xenonics.com.

“Also noteworthy is that we generated nearly $400,000 in cash from operations for this year’s first six months, compared to absorbing more than $620,000 in cash for the same period last year, even as we invested in future growth. With working capital at the end of the second quarter of more than $5 million and no debt, we believe we have the resources we need to achieve our aggressive goals for Xenonics’ long-term growth,” Magerman added.

Second Quarter Results
Revenue for the three months March 31, 2007 from the sale of the Company’s NightHunter high-intensity illumination devices increased to $1,646,000 compared to $718,000 for the second quarter of fiscal 2006.

Gross profit for this year’s second quarter was $1,307,000, which included $640,000 related to the sale of excess inventory of the NightHunter II product during the period. This compares to gross profit of $310,000 for the second quarter last year.

Selling, general and administrative expenses for the three months ended March 31, 2007 increased to $1,352,000 compared to $915,000 a year earlier, primarily reflecting increased head count and advertising expenses associated with the launch of SuperVision.

The net loss for the three months ended March 31, 2007 was $177,000 or $0.01 per share. This compares to a net loss for the three months ended March 31, 2006 of $682,000, or $0.04 per share.

(more)

Xenonics Reports Fiscal 2007 Second Quarter Results
May 14, 2007
Page Two

At March 31, 2007, Xenonics reported working capital of $5,081,000, and a current ratio of 6.0. This compares to working capital at September 31, 2006 of $2,329,000, and a current ratio of 4.5. Xenonics has no debt.

Six Month Results
For the six months ended March 31, 2007, revenue increased to $2,562,000 compared to $1,638,000 for the first half of fiscal 2006, reflecting increased shipments of NightHunter products. The net loss for the six months ended March 31, 2007 was $582,000, or $0.03 per share. This compares to a net loss for the six months ended March 31, 2006 of $1,608,000, or $0.10 per share.

Conference Call
A simultaneous webcast of the conference call can be accessed from the Investor Relations link at www.xenonics.com. A replay will be available after 1:00 p.m. EDT at this same Internet address. For a telephone replay, dial (888) 286-8010, passcode #65071585, after 1:00 p.m. EDT.

About Xenonics
Xenonics develops and produces advanced, lightweight and compact ultra-high intensity illumination and low-light vision products for military, law enforcement, public safety, and commercial and private sector applications. Xenonics’ NightHunter line of illumination products are used by every branch of the U.S. Armed Forces as well as law enforcement and security agencies. Its SuperVision night vision device is designed for commercial and military applications. Employing patented technologies, Xenonics provides innovative solutions for customers who must see farther so they can do their jobs better and safer. Xenonics’ products represent the next generation in small, high intensity, high efficiency illumination and low-light vision systems. Visit Xenonics on the web at www.xenonics.com.

Forward-Looking Statements
Except for the historical statements and discussions above, our statements above constitute forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect our management’s current views with respect to future events and financial performance; however, you should not put undue reliance on these statements. Factors that could cause these forward-looking statements to differ include delays in development, marketing or sales of new products. When used, the words “anticipates,” “believes,” “expects,” “intends,” “future,” and other similar expressions identify forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties. We believe our management’s assumptions are reasonable, nonetheless, it is likely that at least some of these assumptions will not come true. Accordingly, our actual results will probably differ from the outcomes contained in any forward-looking statement, and those differences could be material. Factors that could cause or contribute to these differences include, among others, those risks and uncertainties discussed in our periodic reports on Form 10-K and 10-Q and our other filings with the Securities and Exchange Commission. Should one or more of the risks discussed , or any other risks, materialize, or should one or more of our underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, expected or projected. In light of the risks and uncertainties, there can be no assurance that any forward-looking statement will in fact prove to be correct. We undertake no obligation to update or revise any forward-looking statements.

(tables attached)

#434x

				}
XENONICS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three months ended		Six months ended
	March 31,		March 31,
	2007	2006	2007	2006
(in thousands, except per share amounts)	(unaudited)		(unaudited)
Revenues	$1,646	$718	$2,562	$1,638
Cost of goods sold	339	408	541	953

Gross profit	1,307	310	2,021	685

Selling, general and administrative	1,352	915	2,326	2,060

Engineering, research and development	152	72	310	231

Loss from operations	(197)	(677)	(615)	(1,606)

Other income/(expense), net:
Interest income	22	2	36	5

Interest expense	--	(2)	(1)	(2)

Other expense	--	(3)	--	(3)

Loss before provision for income taxes	(175)	(680)	(580)	(1,606)

Income tax provision	2	2	2	2

Net loss before minority interest	(177)	(682)	(582)	(1,608)
Minority interest	--	--	--	--

Net loss	$(177)	$(682)	$(582)	$(1,608)

Net loss per share: Basic and diluted	$(0.01)	$(0.04)	$(0.03)	$(0.10)

Weighted average shares outstanding
Basic and diluted	17,906	15,573	17,385	15,573

		}
	XENONICS HOLDINGS, INC.
	CONDENSED CONSOLIDATED BALANCE SHEETS
		March 31,	September 30,
		2007	2006
in thousands, except per share amounts		(unaudited)
	Assets
Current assets:
	Cash	$3,369	$99
	Accounts receivable, net	353	2,194
	Inventories, net	2,072	605
	Other current assets	311	96

	Total Current Assets	6,105	2,994

Equipment, furniture and fixtures, net		233	46
Other non-current assets		25	25

	Total Assets	$6,363	$3,065

Liabilities and Shareholders’ Equity
Current liabilities:
	Accounts payable and accrued expense	$901	$561
	Accrued payroll and related taxes	117	96
	Other current liabilities	6	8

	Total Current Liabilities	1,024	665

Shareholders’ equity:
	Preferred shares, 0.001 par value, 5,000 shares	--	--
	authorized, 0 shares issued and outstanding
	Common shares, 0.001 par value, 50,000 shares
	authorized, 18,627 and 16,904 shares issued at
	March 31, 2007 and September 30, 2006, respectively;
	18,514 and 16,791 shares outstanding at March 31,
	2007 and September 30, 2006, respectively	18	17
	Additional paid-in capital	20,182	17,312
	Accumulated deficit	(14,555)	(13,973)

		5,645	3,356
	Less treasury stock, at cost, 113 shares at
	March 31, 2007 and September 30, 2006	(306)	(306)
	Less subscription receivable	--	(650)

	Total Shareholders' Equity	5,339	2,400

	Total Liabilities and Shareholders' Equity	$6,363	$3,065